UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 2, 2023

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box HM 2267, Windsor Place 3rd Floor
22 Queen Street, Hamilton HM JX Bermuda                         N/A
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
Enstar Group Limited (the “Company”) is filing this Current Report on Form 8-K/A (this "Amendment") to amend the Company’s Current Report on Form 8-K filed on March 3, 2023 (the "Initial Form 8-K"), which reported, among other things, that, effective March 2, 2023, Orla Gregory has been appointed as the Company's President, Matthew Kirk has been appointed as the Company's Chief Financial Officer, and Paul Brockman has been appointed as the Company's Chief Operating Officer.
Pursuant to Instruction 2 to Item 5.02, this Amendment is being filed solely to provide the information required by Item 5.02(d)(3), as such information was unavailable at the time of the required filing of the Initial Form 8-K. No other changes have been made to the Initial Form 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
President Employment Agreement Amendment and Equity Award
On March 21, 2023, the Company entered into an amendment (the "President Employment Agreement Amendment") to the existing amended and restated employment agreement with Orla Gregory, dated as of January 21, 2020 and amended on September 16, 2021 and July 1, 2022. The Company entered into the President Employment Agreement Amendment in connection with Ms. Gregory's appointment to the position of President on March 2, 2023, which was described in the Initial Form 8-K. The President Employment Agreement Amendment reflects Ms. Gregory's new title and increases her annual base salary to $1,400,000. Except as set forth in the President Employment Agreement Amendment, all other terms and conditions of Ms. Gregory’s existing employment agreement will remain in full force and effect.
Also in connection with her appointment to the role of President, on March 20, 2023, Ms. Gregory received a long-term equity incentive award comprising 40,395 Performance Share Units ("PSUs") and 13,465 Restricted Share Units ("RSUs"). The PSUs vest following a three-year performance period beginning on January 1, 2023, and the ultimate value of the PSUs is tied to the Company's three-year growth in adjusted book value per share and three-year average annual adjusted return on equity (the "Performance Goals"). The RSUs vest in three equal annual installments beginning on March 20, 2024. Ms. Gregory's PSU and RSU awards were made pursuant to the Form of Performance Share Unit Award Agreement filed as Exhibit 10.23 to the Company's 2022 Form 10-K and the Form of Restricted Share Unit Award Agreement filed as Exhibit 10.25 to the Company's 2022 Form 10-K, respectively.
Chief Financial Officer Employment Agreement and Equity Award
On March 21, 2023, Enstar (US), Inc., a wholly-owned subsidiary of the Company, entered into a new employment agreement (the "CFO Employment Agreement") with Matthew Kirk in connection with Mr. Kirk's appointment to the position of Chief Financial Officer ("CFO"), which was described in the Initial Form 8-K.
Pursuant to the CFO Employment Agreement, Mr. Kirk will: (1) receive an annual base salary of $550,000; (2) be eligible for incentive compensation under the Company’s incentive compensation programs; and (3) be entitled to certain employee benefits, including participation in the Enstar (US), Inc. benefit and 401(k) plans generally available to all employees in the United States. Any incentive-based compensation or award that Mr. Kirk receives from the Company is subject to clawback by the Company as required by applicable law, government regulation, stock exchange listing requirements or the Company's Clawback Policy.
The CFO Employment Agreement provides that if Mr. Kirk's employment is terminated by the Company without “cause” or by Mr. Kirk for “good reason,” Mr. Kirk would be entitled to: (1) salary continuation at his then-current base salary for the greater of (A) twelve months after the termination date or (B) payment of severance under the Enstar US Severance Plan existing at the time of termination; (2) a pro rata bonus in respect of the year of termination at the target award level applicable to Mr. Kirk; and (3) Company-paid COBRA-continuation coverage for him and his dependents for up to one year. The

CFO Employment Agreement continues until terminated by either party in accordance with its terms. Mr. Kirk must provide the Company with at least six months’ notice of termination without “good reason.”
The foregoing description of the CFO Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CFO Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated into this Item 5.02 by reference.
As part of his eligibility to receive annual long-term equity compensation awards, on March 20, 2023, Mr. Kirk received a long-term equity compensation award comprising 1,319 PSUs and 566 RSUs. The PSUs vest following a three-year performance period beginning on January 1, 2023, and the ultimate value of the PSUs is tied to the Performance Goals. The RSUs vest in three approximately equal annual installments beginning on March 20, 2024. Mr. Kirk's PSU and RSU awards were made pursuant to the Form of Performance Share Unit Award Agreement filed as Exhibit 10.26 to the Company's 2022 Form 10-K and the Form of Restricted Share Unit Award Agreement filed as Exhibit 10.25 to the Company's 2022 Form 10-K, respectively.
Chief Operating Officer and Chief Claims Officer Employment Agreement and Equity Award
On March 21, 2023, the Company entered into an amendment (the "COO and CCO Employment Agreement Amendment") to the existing employment agreement between Paul Brockman and Enstar (US), Inc., a wholly-owned subsidiary of the Company, dated as of January 8, 2018. The Company entered into the COO and CCO Employment Agreement Amendment in connection with Mr. Brockman's appointment to the position of Chief Operating Officer ("COO"), which was described in the Initial Form 8-K. Mr. Brockman also continues to serve as the Company's Chief Claims Officer, a position he has held since September 2020.
The COO and CCO Employment Agreement Amendment increases Mr. Brockman's annual base salary to $800,000. It also provides that if Mr. Brockman's employment is terminated by the Company without “cause,” Mr. Brockman would be entitled to: (1) salary continuation at his then-current base salary for the greater of (A) twelve months after the termination date or (B) the number of pay periods required by the Company's severance pay plan; and (2) a pro rata bonus in respect of the year of termination, based on the Company's achievement of the performance goals established in accordance with any incentive plan in which Mr. Brockman participates.
Except as set forth in the COO and CCO Employment Agreement Amendment, all other terms and conditions of Mr. Brockman’s existing employment agreement remain in full force and effect. The foregoing description of the COO and CCO Employment Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the COO and CCO Employment Agreement Amendment, a copy of which is attached hereto as Exhibit 10.3 and is incorporated into this Item 5.02 by reference.
As part of his eligibility to receive annual long-term equity compensation awards on March 20, 2023, Mr. Brockman received a long-term equity compensation award comprising 2,262 PSUs and 970 RSUs. The PSUs vest following a three-year performance period beginning on January 1, 2023, and the ultimate value of the PSUs is tied to the Performance Goals. The RSUs vest in three approximately equal annual installments beginning on March 20, 2024.
In addition, on March 20, 2023, (i) Mr. Brockman received a grant of 4,488 RSUs scheduled to vest on July 1, 2025 and (ii) Mr. Brockman and the Company agreed to extend the vesting date of an outstanding long-term equity compensation award consisting of 8,340 RSUs from July 1, 2024 to July 1, 2025.
Mr. Brockman's PSU and RSU awards were made pursuant to the Form of Performance Share Unit Award Agreement filed as Exhibit 10.26 to the Company's 2022 Form 10-K and the Form of Restricted Share Unit Award Agreement filed as Exhibit 10.25 to the Company's 2022 Form 10-K, respectively.

Item 9.01. Financial Statements and Exhibits
Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to the Amended and Restated Employment Agreement, dated March 21, 2023, between the Company and Orla Gregory.

10.2	Employment Agreement, dated March 21, 2023, between Enstar (US), Inc. and Matthew Kirk.

10.3	Amendment No. 1 to the Employment Agreement, dated March 21, 2023, between Enstar (US), Inc. and Paul Brockman.

101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL

104	Cover page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

March 24, 2023	By:	/s/ Audrey B. Taranto
Audrey B. Taranto
General Counsel and Corporate Secretary